EXHIBIT 99.1

                             JOINT FILER INFORMATION

      AltaFin, B.V. ("AltaFin") was the direct record and beneficial owner of the 265,500 shares (the "Shares") of Common Stock of Maverick Oil and Gas, Inc. (the "Common Stock") that were sold on March 16, 2005 and reported on this Form 4.

      Line Trust Coporation Limited ("Line Trust") is the independent sole trustee of The Aktiva Diversified Trust (the "Aktiva Trust"), which is the direct record and beneficial owner of 18,000,000 shares of Common Stock and warrants to purchase an additional 9,000,000 shares of Common Stock. Line Trust is the independent sole trustee of a trust that indirectly holds all of the shares of stock of AltaFin, B.V. and of a trust that directly or indirectly holds all of the shares of AltaFin's corporate managing director. As a result of the March 16, 2005 sale of the Shares, AltaFin is the direct record and beneficial owner of 3,734,500 shares of Common Stock and warrants to purchase an additional 1,000,000 shares of Common Stock. By reason of the provisions of Rule 16a-1 of the Securities Exchange Act of 1934, Line Trust, the Aktiva Trust, and AltaFin may be deemed to share beneficial ownership of the shares of Common Stock held by Aktiva Trust and AltaFin, although Line Trust disclaims beneficial ownership of such securities except to the extent of any indirect pecuniary interest therein, and the Aktiva Trust and AltaFin disclaim beneficial ownership of any securities not held by such Reporting Person.

                               REPORTING PERSONS:

1.       Name:             Line Trust Corporation Limited
         Address:          57/63 Line Wall Road
                           P.O. Box 199 Gibraltar

2.       Name:             The Aktiva Diversified Trust
         Address:          57/63 Line Wall Road
                           P.O. Box 199 Gibraltar

3.       Name:             AltaFin, B.V.
         Address:          Pareraweg 45, P.O. Box 4914
                           Curacao, Netherlands Antilles

Designated Filer: Moshe J Anahory
Issuer and Ticker Symbol: Maverick Oil and Gas, Inc. (MVOG)
Date of Event Requiring Statement: March 16, 2005


By: /s/ Moshe J Anahory
    -----------------------------------------------------
        Moshe J Anahory, as Attorney - In - Fact
        for AltaFin, B.V. and as Director of
        Line Trust Corporation Limited as Trustee for
        The Aktiva Diversified Trust